Morgan Stanley Institutional Fund Trust  Balanced Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

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Securities Purchased:	Wells Fargo & Co. 3.676% due 6/15/2016
Purchase/Trade Date:	2/10/2011
Offering Price of Shares: $100.674
Total Amount of Offering: $2,501,000,000
Amount Purchased by Fund: $30,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets:  0.17
Brokers: Credit Suisse, Morgan Stanley
Purchased from: Credit Suisse


Securities Purchased:	McKesson Corp. 4.750% due 3/1/2021
Purchase/Trade Date:	2/23/2011
Offering Price of Shares: $99.693
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $10,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets:  0.06
Brokers: BofA Merrill Lynch, JPMorgan, Mitsubishi UFJ Securities,
Rabo Securities USA, Inc., Scotia Capital, Wells Fargo Securities,
Fifth Third Securities, Inc., PNC Capital Markets LLC
Purchased from: JPMorgan
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Securities Purchased:	Wyndham Worldwide Corp. 5.625% due 3/1/2021
Purchase/Trade Date:	2/23/2011
Offering Price of Shares: $99.134
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Fund's Total Assets:  0.28
Brokers: BofA Merrill Lynch, Credit Suisse, JPMorgan, Deutsche Bank Securities, Goldman, Sachs & Co., RBS, Scotia Capital, Mitsubishi UFJ Securities, nabSecurities LLC, US Bancorp, BBVA Securities, SMBC Nikko Purchased from: JPMorgan
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Securities Purchased:	Digital Realty Trust LP 5.250% due 3/15/2021
Purchase/Trade Date:	3/1/2011
Offering Price of Shares: $99.775
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets:  0.14
Brokers: Morgan Stanley, Citi, BofA Merrill Lynch, Credit Suisse, Deutsche Bank Securities, JPMorgan, RBC Capital Markets, RBS
Purchased from: Banc of America
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Securities Purchased:	Best Buy Co. Inc. 3.750% due 3/15/2016
Purchase/Trade Date:	3/8/2011
Offering Price of Shares: $99.606
Total Amount of Offering: $350,000,000
Amount Purchased by Fund: $35,000
Percentage of Offering Purchased by Fund: 0.010
Percentage of Fund's Total Assets: 0.20
Brokers: BofA Merrill Lynch, Credit Suisse, JPMorgan, UBS Investment Bank, Citi, Wells Fargo Securities, Fifth Third Securities Inc., Standard Chartered Bank, Goldman, Sachs & Co., HSBC, Mitsubishi UFJ Securities, RBC Capital Markets, Scotia Capital, US Bancorp, Barclays Capital, BBVA Securities, Deutsche Bank Securities, Morgan Stanley, RBS
Purchased from: Credit Suisse Securities
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Securities Purchased:	Willis Group Holdings PLC 4.125% due 3/15/2016
Purchase/Trade Date:	3/14/2011
Offering Price of Shares: $99.487
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $20,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.11
Brokers: Barclays Capital, Goldman, Sachs & Co., Morgan Stanley, Willis Capital Markets & Advisory, Citi, BofA Merrill Lynch, JPMorgan, Keefe, Bruyette & Woods, RBS, SunTrust Robison Humphrey, ING, Lloyds Securities, Wells Fargo Securities
Purchased from: Barclays Capital Inc.
Securities Purchased:	Quest Diagnostics Inc. 4.70% due 4/1/2021
Purchase/Trade Date:	3/21/2011
Offering Price of Shares: $99.833
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $35,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Funds Total Assets: 0.19
Brokers: Morgan Stanley, Goldman, Sachs & Co., RBS, JPMorgan, Wells Fargo Securities, Credit Agricole CIB, BofA Merrill Lynch, Mitsubishi UFJ Securities
Purchased from: Royal Bank of Scotland

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Securities Purchased:	Nationwide Financial Services 5.375% due
3/25/2021
Purchase/Trade Date:	3/22/2011
Offering Price of Shares: $99.420
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.14
Brokers: Morgan Stanley, JPMorgan, Wells Fargo Securities, BofA Merrill Lynch, Deutsche Bank Securities, Goldman, Sachs & Co., UBS Investment Bank, BNP Paribas, Fifth Third Securities, Inc., Huntington Investment Company, PNC Capital Markets LLC, RBS, The Williams Capital Group, L.P. Purchased from: JPMorgan
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Securities Purchased:	Gilead Sciences Inc. 4.500% due 4/1/2021
Purchase/Trade Date:	3/23/2011
Offering Price of Shares: $99.142
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $45,000
Percentage of Offering Purchased by Fund: 0.250
Percentage of Fund's Total Assets: 0.25
Brokers: BofA Merrill Lynch, JPMorgan, Morgan Stanley, Barclays Capital, Credit Suisse, Deutsche Bank Securities, Leerink Swann
Purchased from: JPMorgan
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Securities Purchased:	Wells Operating Partnership II, L.P. 5.875% due
4/1/2018
Purchase/Trade Date:	3/28/2011
Offering Price of Shares: $99.295
Total Amount of Offering: $250,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund: 0.020
Percentage of Funds Total Assets: 0.28
Brokers: JPMorgan, Morgan Stanley, BMO Capital Markets, Morgan Keegan, PNC Capital Markets LLC, US Bancorp
Purchased from: JPMorgan